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                                                                       EXHIBIT 7

            AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


               Amendment (this "Amendment"), dated as of October 13, 1998, to that certain Amended and Restated Stockholders Agreement, dated as of November 1, 1996 (the "Amended and Restated Stockholders Agreement"; capitalized terms used herein and not defined herein have the meanings given them in the Amended and Restated Stockholders Agreement), by and among Dominick's Supermarkets, Inc., a Delaware corporation (the "Company"), Dominick's Finer Foods, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, The Yucaipa Companies, a California general partnership, and each of the other persons listed on the signature pages thereto (each a "Stockholder").

                                    RECITALS

               WHEREAS, each of the Stockholders owns shares of Common Stock, par value $.01 per share, and/or Non-Voting Common Stock, par value $.01 per share, of the Company subject to the Amended and Restated Stockholders Agreement;

               WHEREAS, the Company, Safeway Inc., a Delaware corporation ("Parent"), and Windy City Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that Merger Sub will (i) make a cash tender offer (the "Offer") for all of the outstanding capital stock of the Company and (ii) after expiration of the Offer, merge with and into the Company, in each case upon the terms and subject to the conditions in the Merger Agreement; and

               WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has requested that, in connection with the Offer and the Merger, each of the Stockholders enter into a Stockholders Agreement (the "Stockholders Agreement") in the form attached hereto as Exhibit A.

               NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties agree as follows:

               1. The Amended and Restated Stockholders Agreement shall be deemed to be amended so as (a) to not restrict, prevent, prohibit or otherwise impede any Stockholder from (i) tendering its shares in the Offer or (ii) entering into the Stockholders Agreement or performing its obligations thereunder and, for the avoidance of doubt, (b) to provide that none of the transactions contemplated by the foregoing shall constitute a Transfer of any Shares or any pecuniary interest therein by any party thereto. Furthermore, the execution and delivery of the Stockholders Agreement by each of the Stockholders, and the performance of each of the Stockholder's obligations thereunder and the consummation of the transactions contemplated thereby, shall not conflict with any provision of, or constitute a breach or default under, the Amended and Restated Stockholders Agreement, and any such breach is hereby waived.

               2. Except as otherwise provided therein with respect to specific provisions, the Amended and Restated Stockholders Agreement shall terminate pursuant to Section 6.1 thereof upon the consummation of the Offer.

               3. The Stockholders constitute the holders of a majority of the Shares subject to the Amended and Restated Stockholders Agreement.



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               4. In the event that the Merger Agreement and the Stockholders
Agreement are terminated pursuant to their terms, this Amendment shall terminate and be of no force and effect.

               5. This Amendment may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment.



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               IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first above written.

                                     THE YUCAIPA COMPANIES


                                     By: /s/ Ronald W. Burkle
                                         _______________________
                                     Name:  Ronald W. Burkle
                                     Title: Managing General Partner


                                     YUCAIPA BLACKHAWK PARTNERS, L.P.

                                     By: Yucaipa Management L.L.C., its
                                         General Partner


                                     By: /s/ Ronald W. Burkle
                                         _______________________
                                     Name:  Ronald W. Burkle
                                     Title: Managing Member


                                     YUCAIPA CHICAGO PARTNERS, L.P.

                                     By: Yucaipa Management L.L.C., its
                                         General Partner



                                     By:  /s/ Ronald W. Burkle
                                          ______________________
                                     Name:  Ronald W. Burkle
                                     Title: Managing Member

                                     YUCAIPA DOMINICK'S PARTNERS, L.P.

                                     By: Yucaipa Management L.L.C., its
                                         General Partner



                                     By:  /s/ Ronald W. Burkle
                                          ______________________
                                     Name:  Ronald W. Burkle
                                     Title: Managing Member


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                                     APOLLO INVESTMENT FUND L.P.

                                     By: Apollo Advisors, L.P., its General
                                         Partner

                                     By: Apollo Capital Management, its
                                         Managing General Partner


                                     By: /s/ David B. Kaplan
                                         ------------------------
                                     Name:  David B. Kaplan
                                     Title: Vice President

                                     APOLLO INVESTMENT FUND III, L.P.

                                     By: Apollo Advisors II, L.P., its General
                                         Partner

                                     By: Apollo Capital Management II, its
                                         General Partner


                                     By: /s/ David B. Kaplan
                                         ------------------------

                                     Name:  David B. Kaplan
                                     Title: Vice President

                                     APOLLO OVERSEAS PARTNERS III, L.P.

                                     By: Apollo Advisors II, L.P., its General
                                         Partner

                                     By: Apollo Capital Management II, its
                                         General Partner


                                     By: /s/ David B. Kaplan
                                         ------------------------

                                     Name:  David B. Kaplan
                                     Title: Vice President

                                     APOLLO (UK) PARTNERS III, L.P.

                                     By: Apollo Advisors II, L.P., its General
                                         Partner

                                     By: Apollo Capital Management II, its
                                         General Partner


                                     By: /s/ David B. Kaplan
                                         ------------------------

                                     Name:  David B. Kaplan
                                     Title: Vice President



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                                    EXHIBIT A